Exhibit 10.23

SHARE OPTION AGREEMENT

(Rollover Option)

This SHARE OPTION AGREEMENT (this “Agreement”) is made as of May 8, 2009 by Intelsat Global, Ltd. (formerly known as Serafina Holdings Limited and referred to herein as the “Company”), and [            ] (the “Employee”);

WHEREAS, the Company entered into that certain Share Purchase Agreement, dated as of June 19, 2007, by and among the Company, Serafina Acquisition Limited, Intelsat Holdings, Ltd. (“Intelsat”) and the selling shareholders named therein (the “Share Purchase Agreement”); and

WHEREAS, the transaction contemplated by the Share Purchase Agreement (the “Acquisition”) has been consummated as of February 4, 2008; and

WHEREAS, the Non-Qualified Stock Option subject to this Agreement (the “Rollover Option”) was granted as of February 4, 2008 (the “Grant Date”); and

WHEREAS, in consideration for the Rollover Option, the Employee agreed to the termination and cancellation as of the Grant Date of one or more stock options described on Exhibit A hereto (collectively, the “Original Option”) issued under the Intelsat Holdings, Ltd. 2005 Share Incentive Plan; and

WHEREAS, the Company wishes to carry out the Intelsat Global, Ltd. 2008 Share Incentive Plan (as it may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee appointed to administer the Plan pursuant to Section 3 of the Plan has determined that it would be to the advantage and in the best interest of the Company and its shareholders to enter into this Agreement with the Employee as an inducement to remain in the service of the Company (or one of its Subsidiaries) (the “Employer”) and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to execute this Agreement; and

WHEREAS, the Employee and the Company acknowledge and agree that, upon and following the date hereof, the Rollover Option shall be governed solely by the Plan and this Agreement; and

WHEREAS, the Employee and the Company acknowledge and agree that the substitution of the Rollover Option granted for the Original Option in connection with the Acquisition constituted a substitution of a stock right by reason of a corporate transaction within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) issued under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree as follows:

1.	Capitalized Terms. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Plan.

2.	Grant.

(a)	General. As of the Grant Date, the Company granted to the Employee the Rollover Option to purchase any part or all of an aggregate of [ ] Class A Shares. The Employee acknowledges that the Option will be subject to the terms and conditions set forth in this Agreement and the Plan, including, without limitation, Section 6 of the Plan. The Company and the Employee acknowledge and agree that the granting of the Rollover Option in substitution for the Original Option in connection with the Acquisition constituted a substitution of a stock right by reason of a corporate transaction within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) issued under Section 409A of the Code. The Employee acknowledges that the key terms of the Rollover Option were communicated to the Employee as of the Grant Date.

(b)	Rollover Option Subject to Plan. The Rollover Option granted hereunder is subject to the terms and provisions of the Plan, including, without limitation, Section 6 thereof.

(c)	Exercise Price. The purchase price of the Class A Shares covered by the Rollover Option shall be U.S. $25.00 per Class A Share (the “Exercise Price”) (without commission or other charge).

(d)	Term. Unless earlier terminated pursuant to the terms of this Agreement, the Rollover Option shall expire on [ , 20 ], and the Employee shall thereafter cease to have any rights in respect thereof.

3.	Fair Market Value; 83(b) Election. With respect to the exercise of the Rollover Option for Class A Shares, the Employee, in his sole discretion, may make an election with the Internal Revenue Service (the “IRS”) under Section 83(b) of the Code and the regulations promulgated thereunder in the form of Exhibit B attached hereto (the “83(b) Election”). The Employee understands that under applicable law such election must be filed with the IRS no later than thirty (30) days after the date of purchase of Class A Shares to be effective. If the Employee files an effective 83(b) Election, the excess of the fair market value of the Class A Shares (which the IRS may assert is different from the Fair Market Value determined by the parties) covered by such election over the amount paid by the Employee for the shares shall be treated as ordinary income received by the Employee, and the Company or one of its Subsidiaries shall withhold from Employee’s compensation any amounts required to be withheld under applicable law. If the Employee does not file an 83(b) Election, future appreciation on the Class A Shares will generally be taxable as ordinary income at the time or times when the Company’s repurchase rights with respect to such Class A Shares (as set forth in this Agreement) lapse. The foregoing is merely a brief summary of complex tax laws and regulations, and therefore the Employee is advised to consult with his own tax advisors regarding his purchase and holding of Class A Shares.

4.	Equity Plan. The Rollover Option and this Agreement shall be subject to the terms of the Plan, to the extent the terms of such Plan are not inconsistent with the terms of this Agreement. In the event of any inconsistency between the terms of the Plan and the terms of this Agreement, the Plan shall govern.

5.	Vesting. The Rollover Option shall vest over [twenty-four (24)] months in [twenty-four (24)] substantially equal monthly installments on the last day of each calendar month beginning on February 29, 2008 so that the Rollover Option shall be fully vested with respect to all shares covered thereby on [January 31, 2010], subject to the Employee’s continued employment on the date of vesting and to Section 8 below. Notwithstanding the foregoing, the Rollover Option shall become fully vested and exercisable with respect to all shares covered thereby immediately prior to the first Change in Control to occur following the Grant Date (and subject to the consummation of such Change in Control); provided that no such vesting will be accelerated under the Plan or this Agreement to an extent or in a manner that would result in any payments that are not fully deductible by the Company for federal income tax purposes because of Section 280G of the Code.

6.	Method of Exercise.

(a)	The portion of the Rollover Option as to which the Employee is vested shall be exercisable by delivery to the Company of a written notice stating the number of Class A Shares to be purchased pursuant to this Agreement and accompanied by payment in full of the exercise price of the Class A Shares to be purchased. Anything to the contrary herein notwithstanding, the Company shall not be obligated to issue any Class A Shares hereunder if the issuance of such Class A Shares would violate the provision of any law, in which event the Company shall, as soon as practicable, take whatever action it reasonably can so that such Class A Shares may be issued without resulting in such violations of law.

(b)	The exercise price of the Rollover Option shall be paid: (i) in cash or by certified check or bank draft payable to the order of the Company; (ii) if permitted by the Committee, by reducing the number of Class A Shares otherwise deliverable pursuant to the Rollover Option by the number of such Class A Shares having a Fair Market Value on the date of exercise equal to the exercise price of the Class A Shares to be purchased; (iii) if permitted by the Committee, by exchange of unrestricted Class A Shares of the Company already owned by the Employee and having an aggregate Fair Market Value equal to the aggregate exercise price, provided that the Employee represents and warrants to the Company that the Employee has held such Class A Shares free and clear of liens and encumbrances; (iv) if permitted by the Committee, by delivering, along with a properly executed exercise notice to the Company, a copy of irrevocable instructions to a broker to deliver promptly to the Company the aggregate exercise price and, if requested by the Employee, the amount of any applicable federal, state, local or foreign withholding taxes required to be withheld by the Company, provided, however, that such exercise may be implemented solely under a program or arrangement established and approved by the Company with a brokerage firm selected by the Company; or (v) by any other procedure approved by the Committee, or by a combination of the foregoing (to the extent permitted by the Committee).

7.	Termination of Employment.

(a)	Termination without Cause.

(i)	Treatment. No portion of the Rollover Option that is not vested as of the date of a Termination of Employment by the Company without Cause shall become vested following the date of such Termination of Employment, and subject to Section 8 hereof, any portion of the Rollover Option that is vested as of the date of such Termination of Employment may be exercised only prior to the earlier of (x) one (1) year following such Termination of Employment and (y) the scheduled expiration date of the Rollover Option; provided, that if the Termination of Employment without Cause occurred within the six-month period immediately following the Grant Date, any unvested portion of the Rollover Option vested as of the date of termination.

(ii)	Repurchase Right.

(A)	To the extent vested, outstanding and unexercised as of the date of a Termination of Employment by the Company without Cause (whether before or after a Change in Control), the Rollover Option may be cancelled by the Company at any time following the date of such Termination of Employment prior to its exercise in exchange for a payment to the Employee in an amount per Rollover Option equal to (x) the Fair Market Value of a Class A Share as of the date of such Termination of Employment minus (y) the exercise price of such Rollover Option (the “Option Repurchase Price”).

(B)	Subject to Sections 7(e) and 8 hereof, any Class A Shares held by the Employee as a result of the exercise of the Rollover Option may be repurchased by the Company at any time or from time to time following (x) the date of such Termination of Employment without Cause in the event such Class A Shares were held as of such Termination of Employment and (y) the exercise of the Rollover Option in the event such exercise occurred after the date of such Termination of Employment, each at a purchase price per Class A Share equal to the Fair Market Value of such Class A Share as of the date of Termination of Employment; provided, that the repurchase price per share for such Class A Shares held by Employee as a result of exercise of Rollover Option after such Termination of Employment shall be equal to the Fair Market Value of a Class A Share as of the applicable exercise event.

(b)	Resignation by the Employee.

(i)	Treatment. In the event of a Termination of Employment by the Employee for any reason other than due to death or Disability, any unvested portion of the Rollover Option shall be immediately forfeited, and subject to Section 8 hereof and Section 12 of the Plan, any vested and exercisable portion of the Option as of the date of such Termination of Employment may be exercised only prior to the earlier of (A) ninety (90) days following such Termination of Employment and (B) the scheduled expiration date of the Rollover Option.

(ii)	Repurchase Right.

(A)	To the extent vested, outstanding and unexercised as of the date of a Termination of Employment by resignation, the Rollover Option may be cancelled by the Company at any time following the date of such Termination of Employment prior to its exercise in exchange for a payment to the Employee in an amount equal to the excess, if any, of the (x) lesser of (A) the Fair Market Value of such Class A Share on the date of such Termination of Employment, or (B) (i) the Fair Market Value of such Class A Share on the Closing Date minus (ii) the value of any dividends, distributions, or dividend equivalents previously paid to the Employee in respect of such Class A Share (subject to equitable adjustment in the Committee’s good faith discretion to reflect dividends, distributions, corporate transactions, or similar events, to the extent not reflected in (ii)) over (y) the exercise price of such Rollover Option.

(B)	Subject to Sections 7(e) and 8 hereof, any Class A Shares held by the Employee as a result of the exercise of the Rollover Option may be repurchased by the Company at any time and from time to time following (x) the date of a Termination of Employment in the event such Class A Shares were held as of such Termination of Employment and (y) the exercise of the Rollover Option in the event such exercise occurred after the date of Termination of Employment, at a purchase price per Class A Share equal to the lesser of (A) the Fair Market Value of such Class A Share on the date of such Termination of Employment, or (B) (x) the Fair Market Value of such Class A Share on the Closing Date minus (y) the value of any dividends, distributions, or dividend equivalents previously paid to the Employee in respect of such Class A Share (subject to equitable adjustment in the Committee’s good faith discretion to reflect dividends, distributions, corporate transactions, or similar events, to the extent not reflected in (y)) but in no event less than the par value of such Class A Share.

(c)	Death and Disability.

(i)	Treatment. In the event of the Employee’s Termination of Employment by reason of the Employee’s death or Disability, subject to Section 8 hereof and Section 12 of the Plan, any portion of the Rollover Option that is not vested as of the date of such Termination of Employment due to death or Disability shall vest as of the date of such Termination of Employment due to death or Disability, and may be exercised by the Employee, the Employee’s guardian or legal representative, or the Employee’s estate or by a person who acquired the right to exercise such Rollover Option by bequest or inheritance or otherwise by reason of the death of the Employee only prior to the earlier of (A) one year following such Termination of Employment or (B) the scheduled expiration date of the Rollover Option.

(ii)	Repurchase Right.

(A)	To the extent vested, outstanding and unexercised as of the date of a Termination of Employment due to death or Disability, the Option may be cancelled by the Company at any time following the date of such Termination of Employment prior to its expiration in exchange for a payment to the Employee in an amount equal to the Option Repurchase Price.

(B)	Subject to Sections 7(e) and 8 hereof, following the Termination of Employment due to death or Disability described above, any Class A Shares held by the Employee as a result of the exercise of the Option may be repurchased by the Company at any time or from time to time following (x) the date of a Termination of Employment in the event such Class A Shares were held as of such Termination of Employment and (y) the exercise of the Option in the event such exercise occurred after the date of Termination of Employment, each at a purchase price per share equal to the Fair Market Value of such Class A Share on the date of such Termination of Employment; provided, that the repurchase price per share for such Class A Shares held by Employee as a result of exercise of any portion of the Rollover Option after such Termination of Employment shall be equal to the Fair Market Value of a Class A Share as of the applicable exercise event.

(d)	Termination for Cause.

(i)	Treatment. In the event of the Employee’s Termination of Employment by the Employer for Cause, to the extent outstanding and unexercised as of the date of Termination of Employment, the Rollover Option shall be forfeited as of the date of termination.

(ii)	Repurchase Right. Subject to Sections 7(e) and 8, from and after the date of such Termination of Employment, the Company may repurchase any or all of Class A Shares held by the Employee as a result of the exercise of the Rollover Option at any time and from time to time after the date of such Termination of Employment for a purchase price per Class A Share equal to the lesser of (1) (A) the exercise price per Class A Share of such Rollover Option minus (B) the value of any dividends, distributions or dividend equivalents previously paid to the Employee in respect of such Class A Share, subject to equitable adjustment in the Company’s discretion to reflect dividends, Corporate Transactions, or similar events, to the extent not otherwise reflected in this clause (B), but in no event less than $0, and (2) (A) the Fair Market Value of such Class A Share as of the date of such Termination of Employment for Cause minus (B) the value of any dividends, distributions or dividend equivalents previously paid to the Employee in respect of such share, subject to equitable adjustment in the Company’s discretion to reflect dividends, Corporate Transactions, or similar events, to the extent not reflected in this clause (B), but in no event less than $0.

(e)	Expiration of Repurchase Rights. Notwithstanding any other provision of this Section 7, the Company’s repurchase rights set forth in this Section 7 with respect to the Rollover Option and the Class A Shares held by the Employee shall expire immediately prior to the occurrence of an Initial Public Offering (subject to the consummation of such Initial Public Offering).

8.	Non-transferability; Other Restrictions. In order to receive any Class A Shares pursuant to the exercise of the Rollover Option hereunder, the Employee must be or become party to the Management Shareholders Agreement and must execute and deliver to the Company the proxy attached hereto as Exhibit C of this Agreement. The transferability of Class A Shares held by the Employee as a result of the exercise of the Rollover Option shall be governed by the Management Shareholders Agreement. The Rollover Option is not transferable by the Employee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and the Rollover Option may be exercised, during the lifetime of the Employee, only by the Employee or by the Employee’s guardian or legal representative or any transferee described above. The exercise of the Rollover Option shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Class A Shares subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body or (c) an agreement by the Employee with respect to the disposition of Class A Shares is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Class A Shares pursuant thereto, then in any such event, such exercise shall not be effective unless such listing, registration, qualification, consent, or approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. Any transferee of Class A Shares from the Employee (and any subsequent transferee) shall be required to execute the proxy attached hereto as Exhibit C of this Agreement and become a party to the Management Shareholders Agreement.

9.	Rights as a Shareholder. Prior to the exercise of the Rollover Option and the entry in the Register of Members of the Employee in respect of the Class A Shares issued pursuant to the Rollover Option, Employee shall have no rights as a Shareholder with respect to any Class A Shares covered by such outstanding Rollover Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distribution of other rights for which the record date is prior to the date of entry in the Register of Members, except as provided in the Plan.

10.	Changes in Shares. In the event of any share split, reverse share split, dividend, merger, amalgamation, consolidation, recapitalization or similar event affecting the capital structure of the Company, the number and kind of shares (or other property, including without limitation cash) subject to this Agreement and the exercise price thereof shall be equitably adjusted by the Committee as it in good faith deems appropriate to prevent the dilution or enlargement of the value of the Employee’s Rollover Option and in accordance with Section 409A of the Code.

11.	Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Employee for federal income tax purposes with respect to the Rollover Option, the Employee shall pay to the Company in cash (or such other form of payment as may be approved by the Committee consistent with the Plan), or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount, provided, that the Company may require the deduction of any such taxes from any payment otherwise due to the Employee, including any amounts required by law to be withheld upon the exercise of such Rollover Option.

12.	Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any provision of this Agreement would cause the Rollover Option to be subject to Section 409A of the Code, the Company may, without any obligation whatsoever to do so, reform such provision through good faith modifications to the minimum extent reasonably appropriate to (a) exempt the Rollover Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Rollover Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under such Section 409A; provided that the Company shall not reform any such provisions if such action would or could be reasonably be expected to result in any material increased costs or material liability to the Company.

13.	Notices. Any notices required or permitted hereunder shall be addressed to the Company at its corporate headquarters, attention: General Counsel, or to the Employee at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.

14.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda without regard to its conflict of laws principles.

15.	Successor. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Employee and his or her personal representatives and assigns.

16.	Amendment. In addition to any right of the Committee to amend or modify the terms and provisions of this Agreement as set forth in the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

17.	Laws and Regulations. No Rollover Option shall be granted under this Agreement unless and until all legal requirements applicable to the grant of the Rollover Option have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any grant of the Rollover Option to the Employee hereunder on the Employee’s undertaking in writing to comply with such restrictions on the subsequent disposition of such Rollover Option and any Class A Shares acquired upon exercise of the Rollover Option as the Committee shall deem necessary or advisable as a result of any applicable law or regulation.

18.	Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Rollover Option granted under and participation in the Plan or future options that may be granted under the Plan by electronic means or to request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19.	Miscellaneous.

(a)	The Company shall not be required (i) to transfer on its books any Class A Shares which shall have been sold, transferred, or issued in violation of any of the provisions set forth in this Agreement, the Plan or the Management Shareholders Agreement or (ii) to treat as owner of such Class A Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Class A Shares have been so transferred.

(b)	This Agreement shall not be construed so as to grant the Employee any right to remain in the employ of the Company or any Subsidiary.

(c)	The invalidity or enforceability of any provision in this Agreement shall not affect the validity and enforceability of any other provision in this Agreement.

(d)	This Agreement may be executed in counterparts, which together shall constitute one and the same original.

(e)	This Agreement, the Plan and the Management Shareholders Agreement set forth the entire understanding and agreement of the Employee and the Company (or any Subsidiary) with respect to the Rollover Option, and supersede any and all other understandings, commitments, letters, term sheets, negotiations or agreements of or between the Employee and the Company (or any Employer) relating to the Rollover Option (including, without limitation, the Intelsat Holdings, Ltd. 2005 Share Incentive Plan and any award agreements issued thereunder). Any inconsistencies between the Plan and this Agreement shall be resolved in favor of the Plan. Any inconsistencies between the Management Shareholders Agreement and this Agreement shall be resolved in favor of the Management Shareholders Agreement.

(f)	The headings and paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Employee has hereunto set his hand, all as of the day and year first set forth above.

INTELSAT GLOBAL, LTD.

Phillip L. Spector
Executive Vice President & General Counsel

ACCEPTED:

The undersigned hereby acknowledges having read this Rollover Option Agreement and, having had the opportunity to consult with legal and tax advisors, hereby agrees to be bound by all provisions set forth herein.

[NAME]

CONFIDENTIAL

Exhibit A

ORIGINAL OPTION

[    ] Class A shares of Intelsat Holdings, Ltd. at an exercise price of $[        ] per share granted on [                    ].

Exhibit B

ELECTION TO INCLUDE SHARES IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

On [            , 20    ] (the “Exercise Date”), the undersigned purchased [            ] Class A shares, par value U.S. $.001 per share (the “Class A Shares”), of Intelsat Global, Ltd. (formerly known as Serafina Holdings Limited and referred to herein as the “Company”) pursuant to the exercise of a non-qualified stock option granted pursuant to a Rollover Option Agreement between the Company and the undersigned (the “Rollover Option Agreement”), dated as of [            ], 2009. Under certain circumstances, the Company has the right to repurchase the Class A Shares from the undersigned (or from the holder of the Class A Shares, if different from the undersigned) upon the occurrence of certain events as described in the Rollover Option Agreement. Hence, the Class A Shares are subject to a substantial risk of forfeiture and are nontransferable to other than family members (within the meaning of Treasury Regulation §1.83-3(d)). The undersigned desires to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code”) to have the Class A Shares taxed at the time the undersigned purchased the Class A Shares.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Class A Shares, to report as taxable income for the undersigned’s taxable year ended December 31, [20    ] the excess (if any) of the Class A Shares’ fair market value on [            , 20    ], over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1. The name, address and social security number of the undersigned:

[Name]

[Address]

Social Security Number:

2. A description of the property with respect to which the election is being made: [            ] Class A common shares, par value U.S. $.001 per share, of Intelsat Global, Ltd.

3. The date on which the property was transferred: [            , 20    ]. The taxable year for which such election is made: the undersigned’s taxable year ending December 31, [20    ].

4. The restrictions to which the property is subject: [    ] shares may be repurchased by the Company at less than fair market value in certain instances of termination for cause or voluntary resignation.

5. The fair market value on [            , 20    ], of the property with respect to which the election is being made, determined without regard to any lapse restrictions: U.S. $[        ].

6. The amount paid for such property: U.S. $[        ].

7. A copy of this election has been furnished to the Company or other affiliated person or entity for whom the services are performed pursuant to Treasury Regulation §1.83-2(e)(7).

This election is being sent to the Internal Revenue Service office with which the undersigned files his return. In addition, a copy of this election will be submitted with the income tax return of the undersigned for the taxable year in which the Class B Shares were purchased.

Dated:
Name:

Exhibit C

Intelsat Global, Ltd.

Shareholder’s Proxy

By this irrevocable proxy, the undersigned,                                          (the “Grantor”) as the holder of Class A Shares in Intelsat Global, Ltd. (formerly known as Serafina Holdings Limited and referred to herein as the “Company”) HEREBY APPOINT(S) Egon Durban, failing whom, Raymond Svider, failing whom, Justin Bateman and failing whom David McGlade, and each of them to be the agent and standing proxy of the undersigned to represent the undersigned and to vote on behalf of the undersigned at any General Meeting of the Company and at any adjournment thereof and, on behalf of the undersigned, to consent to short notice of any such meeting, and, on behalf of the undersigned to execute any resolutions being written resolutions in lieu of any general meeting of the Company.

Dated the      day of         , 2009.

[Name of Shareholder]

Signed by the above named Shareholder in the presence of:

Witness Signature:

Witness Name (Print):

Witness Address (Print):

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